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EXHIBIT 4.3

NUVASIVE, INC.

AMENDMENT NO. 2 TO
SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        This Amendment No. 2 to Second Amended and Restated Investors' Rights Agreement (this "Amendment") is made as of February 5, 2004 by and among NuVasive, Inc., a Delaware corporation (the "Company"), the persons and entities listed on Schedule A hereto (each, an "Investor" and collectively, the "Investors"). Capitalized terms used herein which are not defined herein shall have the definition ascribed to them in the Second Amended and Restated Investors' Rights Agreement dated July 11, 2002 among the Company and the persons and entities listed therein (the "Agreement").

RECITALS

        A.    The Company and the Investors have previously entered into the Agreement and that certain Amendment No. 1 to the Agreement dated June 19, 2003 ("Amendment No. 1").

        B.    In consideration of the proposed underwritten initial public offering of common stock of the Company (the "Offering"), the Company and the Investors desire to amend certain provisions of the Agreement.

        C.    The undersigned parties are sufficient to effect an amendment to the Agreement pursuant to Section 3.7 thereof.

RECITALS

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.    Section 2.5(i).    Section 2.5(i) is hereby amended and restated in its entirety to read as follows:

    "(i) the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with a firm commitment underwritten offering of its securities to the general public, at an offering price of at least $5.00 per share (as adjusted for any stock dividends, stock splits, combinations or other recapitalizations with respect to such shares) and $25,000,000 in the aggregate"

        2.    Effect of Amendment.    Except as expressly modified by this Amendment, the Agreement and Amendment No. 1 shall remain unmodified and in full force and effect.

        3.    Entire Agreement.    This Amendment together with the Agreement, Amendment No. 1 and all documents referred to herein and therein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

        4.    Governing Law.    This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and performed entirely within California.

        5.    Counterparts.    This Amendment may be executed in two or more counterparts and the signatures delivered in facsimile, each of which shall be deemed an original, with the same effect as if the signatures were upon the same instrument and delivered in person.

        6.    Amendments and Waivers.    Any term of this Amendment may be amended or modified only upon the written consent of the Company and the persons and entities holding at least sixty six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all the Investors, each transferee and the Company.

[SIGNATURE PAGES TO FOLLOW]

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:	NUVASIVE, INC.
	By:	/s/ Alexis Lukianov Alexis V. Lukianov President and Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO
SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above. The undersigned take this action with respect to all shares of the Company's capital stock owned by the undersigned.

INVESTORS:	WILLIAM BLAIR CAPITAL PARTNERS VII QP, L.P.
	By:	William Blair Capital Management VII, L.P.
	Its:	General Partner
	By:	William Blair Capital Management VII, L.L.C.
	Its:	General Partner
	By:	/s/ Arda Minocherhomjee Arda M. Minocherhomjee Managing Director

WILLIAM BLAIR CAPITAL PARTNERS VII, L.P.
	By:	William Blair Capital Management VII, L.P.
	Its:	General Partner
	By:	William Blair Capital Management VII, L.L.C.
	Its:	General Partner
	By:	/s/ Arda Minocherhomjee Arda M. Minocherhomjee Managing Director

KLEINER PERKINS CAUFIELD & BYERS VIII, L.P.
	By:	/s/ Joseph Lacob Joseph Lacob, General Partner

KPCB LIFE SCIENCES ZAIBATSU FUND II
	By:	/s/ Joseph Lacob Joseph Lacob, General Partner

KPCB VIII FOUNDERS FUND
	By:	/s/ Joseph Lacob Joseph Lacob, General Partner

ENTERPRISE PARTNERS IV, L.P.
	By:	Enterprise Management Partners IV, L.P.
	Its:	General Partner
	By:	/s/ Andrew Senyei Andrew E. Senyei, General Partner

ENTERPRISE PARTNERS IV ASSOCIATES, L.P.
By:	Enterprise Management Partners IV, L.P.
Its:	General Partner
By:	/s/ Andrew Senyei Andrew E. Senyei, General Partner

ENTERPRISE PARTNERS ANNEX FUND IV, L.P.
By:	Enterprise Management Partners IV-A, L.P.
Its:	General Partner
By:	/s/ Andrew Senyei Andrew E. Senyei, General Partner

ENTERPRISE PARTNERS ANNEX FUND IV-A, L.P.
By:	Enterprise Management Partners IV-A, L.P.
Its:	General Partner
By:	/s/ Andrew Senyei Andrew E. Senyei, General Partner

DOMAIN PARTNERS IV, L.P.
By:	One Palmer Square Associates IV, L.L.C.
Its:	General Partner
By:	/s/ Kathleen K. Schoemaker Kathleen K. Schoemaker Managing Member

DP IV ASSOCIATES, L.P.
By:	One Palmer Square Associates IV, L.L.C.
Its:	General Partner
By:	/s/ Kathleen K. Schoemaker Kathleen K. Schoemaker Managing Member

CAISSE DE DEPOT ET PLACEMENT DU QUEBEC
By:	/s/ Jacque Douziech	/s/ illegible

Its:	Senior Partner	Partner

Print Name:	J. Douziech	illegible

A.M. PAPPAS LIFE SCIENCE VENTURES II, L.P.
By:	AMP&A Management II, LLC
Its:	General Partner
By:	/s/ Ford S. Worthy Ford S. Worthy, Senior Vice President

JOHNSON & JOHNSON DEVELOPMENT CORPORATION
By:	/s/ John Onopchenko John Onopchenko, Vice President

BROBECK, PHLEGER & HARRISON, LLP
By:	/s/ Ronald F. Greenspan
Its:	Trustee

Print Name:	Ronald F. Greenspan

COMDISCO, INC.
By:	/s/ Thomas N. Ahto
Its:	Senior Vice President

Print Name:	Thomas N. Ahto

INNOVATIVE ORTHOTICS & REHABILITATION INC.
By:	/s/ David DeFrancis
Its:	VP

Print Name:	David DeFrancis

MLPF&S CUST. WILLIAM PLAYER BAREFOOT IRA, TAX ID# 13-3180817
By:	/s/ William Player Barefoot
Its:

Print Name:	William Player Barefoot

MLFPS AS CUSTODIAN, FBO SCOTT KITCHEL SEP
By:	/s/ Scott Kitchel
Its:

Print Name:	Kitchel

PETERSON FAMILY LLC
By:	/s/ Mark Peterson
Its:	Manager

Print Name:	Mark Peterson

ROBERTSON STEPHENS, INC.
By:	/s/ Illegible
Its:	Managing Director

Print Name:	illegible

RS COINVESTMENT FUND, L.L.C.
By:	/s/ Zack Edmonds
Its:	GP

Print Name:	Zack Edmonds

SSI SPINAL SOLUTIONS
By:	/s/ illegible
Its:	illegible

Print Name:	illegible

CALLAWAY PRIVATE EQUITY PARTNERS, INC.
By:	/s/ Mart Bailey
Its:	Managing Partner

Print Name:	Mart Bailey

INTEGRAL CAPITAL PARTNERS VI, L.P.
By:	Integral Capital Management VI, LLC
Its:	General Partners
By:	/s/ Pamela K. Hagenah
Its:	a Manager

Print Name:	Pamela K. Hagenah

By:	/s/ Behrooz Akbarnia Behrooz A. Akbarnia, an individual
By:	/s/ Craig Andrews Craig S. Andrews, an individual
By:	/s/ Kevin P Armstrong Kevin P. Armstrong, an individual
By:	/s/ Rudolph Bertgnoli Rudolph Bertagnoli, an individual

By:	/s/ Andrew Cappuccino Andrew Cappuccino, an individual
By:	/s/ Ronald C. Childs Ronald Clayton Childs, an individual
By:	/s/ Matthew Frank Matthew Frank, an individual
By:	/s/ G. Rogan Fry Griffith Rogan Fry, an individual
By:	/s/ James Gleason James Gleason, an individual
By:	/s/ Peter A. Guagliano Peter A. Guagliano, an individual
By:	/s/ Klaus Hagenmeyer Klaus Hagenmeyer, an individual
By:	/s/ Regis Haid, Jr. Regis William Haid, Jr., an individual
By:	/s/ William Houston, Jr. William Houston, Jr., an individual
By:	/s/ Jeff Hughes Jeff Hughes, an individual
By:	Gregg Lacoste, an individual
By:	/s/ Joe C Loy Joe C. Loy, an individual
By:	/s/ Todd Marinchak Todd Marinchak, an individual
By:	/s/ James Marino, M.D. Dr. James Marino, an individual
By:	/s/ Scot Martinelli Scot Martinelli, an individual
By:	/s/ Dawn Maywood Dawn Maywood, an individual
By:	/s/ Sam Maywood Sam Maywood, an individual
By:	/s/ David Merrill David Merrill, an individual
By:	/s/ Tom Meyer Tom L. Meyer, III, an individual

By:	/s/ Bobbie-Jo Romanishan Bobbi-Jo Romanishan, an individual
By:	/s/ Anthony Ross Anthony Ross, an individual
By:	/s/ Tony Salerni Tony Salerni, an individual
By:	/s/ Jonathan Spangler Jonathan Spangler, an individual
By:	/s/ Craig Sparks Craig Sparks, an individual
By:	/s/ Frederick J. Thabet Frederick J. Thabet, an individual
By:	/s/ R. Jay Thabet R. Jay Thabet, Jr., an individual
By:	/s/ Alexander Vaccarro Alexander Vaccarro, an individual
By:	/s/ Marjorie Vaccarro Marjorie Vaccarro, an individual
By:	/s/ Keith C. Valentine Keith C. Valentine, an individual

BNDD, LP 4130 La Jolla Village Drive Suite 107-7 La Jolla, CA 92037
By:	/s/ Bruce Van Dam Bruce Van Dam Managing Partner

SCHEDULE A

William Blair Capital Partners VII, QP, L.P.	Behrooz A. Akbarnia
William Blair Capital Partners VII, L.P.	Craig S. Andrews
Kleiner Perkins Caufield & Byers VIII	Kevin P. Armstrong
KPCB Life Sciences Zaibatsu Fund II	Rudolph Bertagnoli
KPCB VIII Founders Fund	Andrew Cappuccino
Enterprise Partners IV, L.P.	Ronald Clayton Childs
Enterprise Partners IV Associates, L.P.	Matthew Frank
Enterprise Partners Annex Fund IV, L.P.	Griffith Rogan Fry
Enterprise Partners Annex Fund IV-A, L.P.	James Gleason
Domain Partners IV, L.P.	Peter A. Guagliano
DP IV Associates, L.P.	Klaus Hagenmeyer
Caisse de depot et placement du Quebec	Regis William Haid, Jr.
A.M. Pappas Life Science Ventures II, L.P.	William Houston, Jr.
Johnson & Johnson Development Corporation	Jeff Hughes Gregg Lacoste
Brobeck, Phleger & Harrison LLP	Joe C. Loy
Comdisco, Inc.	Todd Marinchak
Innovative Orthotics & Rehabilitation Inc.	Scot Martinelli
Integral Capital Partners VI, L.P.	Dr. James Marino
MLPF&S Cust. William Player Barefoot IRA	Sam & Dawn Maywood
MLFPS as Custodian, FBO Scott Kitchel SEP	David Merrill
Peterson Family LLC	Tom L. Meyer, III.
Robertson Stephens, Inc.	Bobbie-Jo Romanishan
RS Coinvestment Fund, L.L.C.	Anthony Ross
SSI Spinal Solutions	Tony Salerni
Callaway Private Equity Partners, Inc.	Jonathan Spangler Frederick J. Thabet R. Jay Thabet, Jr. Craig Sparks Alexander & Marjorie Vaccaro Keith C. Valentine BNDD, LP

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  EXHIBIT 4.3
NUVASIVE, INC. AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
RECITALS
RECITALS
SCHEDULE A